SPECIMEN CERTIFICATE

                             Secretary's Certificate

         The undersigned, being the secretary of Warrensburg Enterprises Inc. hereby certifies that the specimen certificate annexed hereto is a true copy of this corporation's Common Stock shares, par value, $.001 per share.


DATED: January 4, 2000

                                             -----------------------------------
                                             By: /s/Shelley Goldstein, Secretary

                                STATE OF FLORIDA

                                    SPECIMEN


                         WARRENSBURG ENTERPRISES, INC.
              AUTHORIZED 10,000,000 COMMON SHARES $.001 PAR VALUE

This certifies that_______________ is the registered Holder of _____________ Shares of the Capital Stock of

                         WARRENSBURG ENTERPRISES, INC.
fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certification to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _____________


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          SECRETARY                                       PRESIDENT